WPS RESOURCES CORPORATION AND SUBSIDIARIES                                                                         EXHIBIT A-2
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                                                  CONSOLIDATED
                                                                          NONREGULATED         ELIMINATIONS        STATEMENT
                                       WPSR          WPSC         UPPCO   SUBSIDIARIES      DEBIT        CREDIT    OF INCOME
                                       ----          ----         -----   ------------      -----        ------   ------------

OPERATING REVENUES
Electric utility revenues            $     -       $479,388      $55,952     $      -      $     -      $     -      $535,340
Gas utility revenues                       -        211,090            -            -            -            -       211,090
Nonregulated energy and other         61,385              -        4,250      193,096       66,736           19       192,014
                                      ------        -------       ------      -------       ------       ------       -------
TOTAL OPERATING REVENUES              61,385        690,478       60,202      193,096       66,736           19       938,444
                                      ------        -------       ------      -------       ------       ------       -------

Electric production fuels                  -        107,538            -            -            -            -       107,538
Purchased power                            -         45,876       21,128            -            -            -        67,004
Gas purchased for resale                   -        147,493            -            -        3,532        3,270       147,755
Nonregulated energy cost of sales          -              -            -      186,971            -        4,108       182,863
Other operating expenses               5,104        134,043       16,277       12,228            -        1,670       165,982
Maintenance                                -         41,661        2,664            -            -            -        44,325
Depreciation and decommissioning          13         75,819        5,738        1,871            -            -        83,441
Taxes other than income                    5         26,396        4,807          167            -            -        31,375
                                      ------        -------       ------      -------       ------       ------       -------
TOTAL OPERATING EXPENSES               5,122        578,826       50,614      201,237        3,532        9,048       830,283
                                      ------        -------       ------      -------       ------       ------       -------
OPERATING INCOME                      56,263        111,652        9,588       (8,141)      70,268        9,067       108,161
                                      ------        -------       ------      -------       ------       ------       -------

Allowance for equity funds
  used during construction                 -            129           25            -            -            -           154
Other, net                               (21)        12,521          512       (1,062)         166          168        11,952
                                      ------        -------       ------      -------       ------       ------       -------
TOTAL OTHER INCOME                       (21)        12,650          537       (1,062)         166          168        12,106
                                      ------        -------       ------      -------       ------       ------       -------
INCOME BEFORE INTEREST EXPENSE        56,242        124,302       10,125       (9,203)      70,434        9,235       120,267

Interest on long-term debt                 -         22,530        3,553        1,610            -        1,420        26,273
Other interest                           583          3,759          738          837            -        1,007         4,910
Allowance for borrowed funds
  used during construction                 -           (100)         (67)           -            -            -          (167)
                                      ------        -------       ------      -------       ------       ------       -------
TOTAL INTEREST EXPENSE                   583         26,189        4,224        2,447            -        2,427        31,016
                                      ------        -------       ------      -------       ------       ------       -------
INCOME BEFORE INCOME TAXES            55,659         98,113        5,901      (11,650)      70,434       11,662        89,251
INCOME TAXES                            (150)        33,371        2,162       (4,277)           -            -        31,106
MINORITY INTEREST                          -              -            -         (797)           -            -          (797)
PREFERRED STOCK DIVIDENDS
  OF SUBSIDIARY                            -          3,111           22            -            -            -         3,133
                                      ------        -------       ------      -------       ------       ------       -------
NET INCOME                           $55,809       $ 61,631      $ 3,717     $ (6,576)     $70,434      $11,662      $ 55,809
                                      ======        =======       ======      =======       ======       ======       =======
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
WPS RESOURCES CORPORATION AND SUBSIDIARIES                                                                      EXHIBIT A-2
CONSOLIDATING STATEMENT OF RETAINED EARNINGS                                                                    (CONTINUED)
AS OF DECEMBER 31, 1997

                                                                                                               CONSOLIDATED
                                                                                                               STATEMENT OF
                                                                        NONREGULATED       ELIMINATIONS          RETAINED
                                   WPSR          WPSC         UPPCO     SUBSIDIARIES    DEBIT       CREDIT       EARNINGS
                                   ----          ----         -----     ------------    -----       ------     ------------

Retained Earnings (1/1/97)      $333,375       $291,740      $18,540     $(10,954)    $310,587      $11,261      $333,375
Net Income                        55,809         61,631        3,717       (6,576)      60,123        1,351        55,809
                                 -------        -------       ------       ------      -------       ------       -------
                                 389,184        353,371       22,257      (17,530)     370,710       12,612       389,184

Dividends on Common Stock        49,676          55,882        3,797            -            -       59,679        49,676
                                 -------        -------       ------       ------      -------       ------       -------
Retained Earnings (12/31/97)    $339,508       $297,489      $18,460     $(17,530)    $370,710      $72,291      $339,508
                                 =======        =======       ======       ======      =======       ======       =======

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